As filed with the Securities and Exchange Commission on June 14, 2007

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AMERICAN CARESOURCE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation or Organization)

20-0428568

(I.R.S. Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 700, Dallas, Texas, 75240
(Address of Principal Executive Offices) (Zip Code)

AMERICAN CARESOURE HOLDINGS, INC.

AMENDED AND RESTATED 2005 STOCK OPTION PLAN

(Full Title of the Plan)

David S. Boone Chief Financial Officer & Chief Operating Officer American CareSource Holdings, Inc. 5429 Lyndon B. Johnson Freeway, Suite 700 Dallas, Texas 75240
(Name and Address of Agent for Service)

(972) 308-6830
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.01	1,000,000	$1.93	$1,930,000	$59.25

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(1)       Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h)(1) promulgated under the Securities Act of 1933, as amended, and based on an assumed price of $1.93 per share which was the average of the high and low prices of the Common Stock on June 13, 2007, as reported on the American Stock Exchange.

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EXPLANATORY NOTE

The registration statement on Form S-8 is being filed solely to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 and relating to the American CareSource Holdings, Inc. 2005 Stock Option Plan (the “Plan”) is effective. The Board of Directors of American CareSource Holdings, Inc. (the “Company”) approved the American CareSource Holdings, Inc. Amended and Restated 2005 Stock Option Plan (the “Amended and Restated Plan”) to increase the maximum number of shares of Common Stock that may be issued pursuant to the Plan. The Amended and Restated Plan was approved at the Company's annual meeting of shareholders on May 24, 2007. This Registration Statement covers the additional 1,000,000 shares of Common Stock that may be issued under the Amended and Restated Plan. In accordance with General Instruction E on Form S-8, the Company hereby incorporates by reference the Company’s registration statement on Form S-8 (No. 333-133108) originally filed with the Securities and Exchange Commission on April 7, 2006.

PART I

INFORMATION REQUIRED ON THE SECTION 10(a) PROSPECTUS

All information required by Part 1 to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “”Securities Act).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference (Commission File No. 001-33094):

(a)	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed on April 2, 2007, as amended by the Form 10-KSB/A filed on April 3, 2007;

(b)	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, filed on May 15, 2007; and

(c)	The Company’s Proxy Statement dated April 27, 2007, as amended May 1, 2007, filed in connection with the Company's May 24, 2007 Annual Meeting of Stockholders.

All documents filed after the date hereof by the Registrant with the Commission (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing; provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-KSB covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on June 14, 2007.

AMERICAN CARESOURCE HOLDINGS, INC.
By: /s/ David S. Boone
David S. Boone Chief Financial Officer, Chief Operating Officer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each of the undersigned constitutes and appoints David S. Boone and Wayne A. Schellhammer, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon the filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Wayne S. Schellhammer	June 14, 2007
Wayne S. Schellhammer President, Chief Executive Officer Chairman and Director	Date

By: /s/ Davis S. Boone	June 14, 2007
David S. Boone Chief Operating Officer, Chief Financial Officer	Date

By: /s/Steven M. Phillips	June 14, 2007
Steven M. Phillips Controller, Principal Accounting Officer	Date

By: /s/Edward B. Berger	June 14, 2007
Edward B. Berger Executive Chairman, Director	Date

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By:/s/Kenneth S. George	June 14, 2007
Kenneth S. George Director	Date

By: /s/Derace L. Schaffer	June 14, 2007
Derace L. Schaffer, MD Director	Date

By: /s/John Pappajohn	June 14, 2007
John Pappajohn Director	Date

By:/s/John W. Colloton	June 14, 2007
John W. Colloton Director	Date

By: /s/John N. Hatsopoulos	June 14, 2007
John N. Hatsopoulos Director	Date

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of McCarter & English, LLP
23.1	Consent of McCarter & English, LLP (included in its opinion filed as Exhibit 5.1 hereto)
23.2	Consent of McGladrey & Pullen, independent registered public accounting firm
24.1	Powers of Attorney (included on the signature page of this Registration Statement)

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